Exhibit 99.1

Lifetime Brands, Inc. Reports Third Quarter Financial Results

Results Demonstrate that Benefits of Filament Merger Are on Track

Initiatives Successfully Positioning Lifetime for Long Term Profitability

Declares Regular Quarterly Dividend

GARDEN CITY, NY, — November 8, 2018 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the third quarter ended September 30, 2018.

Third Quarter Financial Highlights:

Consolidated net sales were $209.4 million, as compared to consolidated net sales of $166.0 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $43.7 million, or 26.3%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $73.8 million, or 35.2%, as compared to $57.2 million, or 34.5%, for the corresponding period in 2017.

Income from operations was $12.3 million, as compared to $9.3 million for the corresponding period in 2017.

Net income was $5.9 million, or $0.29 per diluted share, as compared to $4.3 million, or $0.29 per diluted share, in the corresponding period in 2017.

Adjusted net income was $8.2 million, or $0.40 per diluted share, as compared to $5.5 million, or $0.37 per diluted share, in the corresponding period in 2017.

Nine Months Financial Highlights:

Consolidated net sales were $476.3 million, as compared to consolidated net sales of $396.7 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $75.8 million, or 18.9%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $171.0 million, or 35.9%, as compared to $143.9 million, or 36.3%, for the corresponding period in 2017.

Loss from operations was $4.3 million, as compared to income from operations of $4.3 million for the corresponding period in 2017.

Net loss was $11.7 million, or $0.61 per diluted share, as compared to net income of $0.9 million, or $0.06 per diluted share, in the corresponding period in 2017.

Adjusted net loss was $5.7 million, or $0.30 per diluted share, as compared adjusted net income of $3.5 million, or $0.24 per diluted share, in the corresponding period in 2017.

Consolidated adjusted EBITDA was $64.8 million for the twelve months ended September 30, 2018, after giving effect to the pro forma adjustments, permitted under our debt agreements, for the acquisition of Filament and projected synergies. A table which reconciles this non-GAAP measure to net income (loss), as reported, is included below.

Chief Executive Officer Rob Kay commented, “Our business generated solid results in the third quarter as we began to show the strength of the Lifetime-Filament combination, consistent with our original expectations for both the third and fourth quarters. These results were driven by the progress we have been achieving in integrating our two organizations and accelerating our portfolio realignment to create a more profitable business with enhanced focus on margin and growth. In the third quarter, our expanded and more diversified business generated a 26% increase in net sales, a 10% increase in adjusted diluted EPS and a 45% increase in EBITDA (excluding the limitation on non-recurring charges under our bank agreement). This is a strong indication that the plan we developed to re-position Lifetime with improved profitability is producing meaningful results.”

Mr. Kay continued, “Over the past eight months, we have been approaching the integration of Lifetime and Filament in a systematic and disciplined fashion and, in the process, have continued to increase the cost synergies that we will generate. We now expect to realize almost $11 million in annualized savings with the full impact being realized in 2019 – an increase of more than one-third from our original target. Additionally, we have reorganized our e-commerce and digital assets to optimize this fast-growing part of our business and finalized our previously announced integration plans to consolidate our European operations in order to create a single, more profitable business.”

“We continue to monitor the tariffs imposed by the U.S. on imports from China. Fortunately, we believe we are well equipped to mitigate their financial impact as we began preparing for this possibility well in advance of their enactment. Through a series of actions and initiatives, we expect that, except for a short adjustment period after each tariff implementation date, we will mitigate their impact on our net income and EBITDA.”

Mr. Kay concluded, “As planned, we began shipping in the third quarter several large customer orders that are part of ongoing business awards and will contribute to a strong fourth quarter performance and drive growth across several product categories. We also remain on track for the ‘go live’ date for our ERP systems integration in January 2019.”

Outlook

Due in part to foreign exchange assumptions, the acceleration of its portfolio realignment, and the potential shift of a large food service customer order from December 2018 to January 2019, the Company now expects full-year net sales in a range of $728 million – $735 million. Despite the short-term negative impact of tariffs, the Company expects full-year net income in a range of $4 million – $7 million and full-year consolidated adjusted EBITDA in a range of $75 million – $78 million. The Company notes that, should the large food service order ship in December 2018, the Company would produce results at the higher end of its estimated range.

Dividend

On Wednesday, November 7, 2018, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 15, 2019 to shareholders of record on February 1, 2019.

Conference Call

The Company has scheduled a conference call for November 8, 2018 at 11:00 a.m. ET. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode #5795347. A live webcast of the conference call will be accessible through https://edge.media-server.com/m6/p/2ovdzd4m. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding our current and projected financial and operating performance and all guidance related thereto, our future plans and intentions regarding the Company and its consolidated subsidiaries, and the expected results of the combination of Lifetime and Filament. Such statements represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n®, Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® Taylor® Kitchen and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Rabbit®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Taylor® Bath and Taylor® Weather. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	LHA
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands – except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net sales	$209,448	$165,957	$476,268	$396,706
Cost of sales	135,663	108,769	305,318	252,780

Gross margin	73,785	57,188	170,950	143,926
Distribution expenses	16,612	13,495	49,376	39,510
Selling, general and administrative expenses	42,113	34,088	122,330	99,572
Restructuring expenses	552	272	1,353	526
Impairment of goodwill	2,205	—	2,205	—

Income (loss) from operations	12,303	9,333	(4,314)	4,318

Interest expense	(5,634)	(1,172)	(12,413)	(3,114)
Loss on early retirement of debt	—	—	(66)	(110)

Income (loss) before income taxes and equity in earnings	6,669	8,161	(16,793)	1,094
Income tax (provision) benefit	(906)	(3,505)	4,669	(863)
Equity in earnings (losses), net of taxes	185	(326)	417	672

NET INCOME (LOSS)	$5,948	$4,330	$(11,707)	$903

Weighted-average shares outstanding – basic	20,357	14,572	19,123	14,422

BASIC INCOME (LOSS) PER COMMON SHARE	$0.29	$0.30	$(0.61)	$0.06

Weighted-average shares outstanding – diluted	20,481	15,043	19,123	14,900

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.29	$0.29	$(0.61)	$0.06

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands – except share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,763	$7,600
Accounts receivable, less allowances of $6,546 at September 30, 2018 and $6,190 at December 31, 2017	147,520	108,033
Inventory	209,203	132,436
Prepaid expenses and other current assets	13,290	10,354
Income taxes receivable	2,952	—

TOTAL CURRENT ASSETS	378,728	258,423

PROPERTY AND EQUIPMENT, net	26,455	23,065
INVESTMENTS	24,987	23,978
INTANGIBLE ASSETS, net	359,369	88,479
DEFERRED INCOME TAXES	9,070	5,826
OTHER ASSETS	1,825	1,750

TOTAL ASSETS	$800,434	$401,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$1,249	$—
Short term loan	73	69
Accounts payable	60,026	25,461
Accrued expenses	61,293	44,121
Income taxes payable	—	1,864

TOTAL CURRENT LIABILITIES	122,641	71,515

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	21,166	20,249
DEFERRED INCOME TAXES	34,070	4,423
INCOME TAXES PAYABLE, LONG-TERM	311	311
REVOLVING CREDIT FACILITY	87,227	94,744
TERM LOAN	263,009	—

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at September 30, 2018 and December 31, 2017; shares issued and outstanding: 20,762,149 at September 30, 2018 and 14,902,527 at December 31, 2017	208	149
Paid-in capital	257,547	178,909
Retained earnings	46,169	60,546
Accumulated other comprehensive loss	(31,914)	(29,325)

TOTAL STOCKHOLDERS’ EQUITY	272,010	210,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$800,434	$401,521

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$(11,707)	$903
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,807	10,697
Impairment of goodwill	2,205	—
Amortization of financing costs	1,103	401
Deferred rent	357	(469)
Stock compensation expense	3,027	2,482
Undistributed equity in earnings, net of taxes	(417)	(644)
Loss on early retirement of debt	66	110
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(13,245)	(10,524)
Inventory	(51,392)	(32,508)
Prepaid expenses, other current assets and other assets	905	1,901
Accounts payable, accrued expenses and other liabilities	29,059	14,539
Income taxes receivable	(2,952)	(862)
Income taxes payable	(4,245)	(6,949)

NET CASH USED IN OPERATING ACTIVITIES	(30,429)	(20,923)

INVESTING ACTIVITIES
Purchases of property and equipment	(5,420)	(4,269)
Filament acquisition, net of cash acquired	(217,521)	—
Other acquisition, net of cash acquired	—	(9,072)

NET CASH USED IN INVESTING ACTIVITIES	(222,941)	(13,341)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	203,237	191,087
Repayments of revolving credit facility	(210,271)	(149,289)
Proceeds from Term Loan	275,000	—
Repayment of Term Loan	(1,375)	—
Repayment of Credit Agreement term loan	—	(9,500)
Proceeds from short term loan	216	119
Payments on short term loan	(206)	(114)
Payment of financing costs	(11,171)	(39)
Payment of equity issuance costs	(936)	—
Payments for capital leases	(67)	(72)
Payments of tax withholding for stock based compensation	(442)	(188)
Proceeds from exercise of stock options	143	1,453
Cash dividends paid	(2,405)	(1,855)

NET CASH PROVIDED BY FINANCING ACTIVITIES	251,723	31,602

Effect of foreign exchange on cash	(190)	312
DECREASE IN CASH AND CASH EQUIVALENTS	(1,837)	(2,350)

Cash and cash equivalents at beginning of period	7,600	7,883

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,763	$5,533

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA for the twelve months ended September 30, 2018:

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Twelve Months ended September 30, 2018
Net income (loss) as reported	$5,948	$(6,057)	$(11,598)	$1,251	$(10,456)
Subtract out:
Undistributed equity in (earnings) losses, net	(185)	(155)	(77)	265	(152)
Add back:
Income tax expense (benefit)	906	(1,765)	(3,810)	8,169	3,500
Interest expense	5,634	4,676	2,103	1,177	13,590
Loss on early retirement of debt	—	—	66	—	66
Depreciation and amortization	6,076	6,422	4,309	3,468	20,275
Stock compensation expense	1,268	921	838	908	3,935
Impairment of goodwill	2,205	—	—	—	2,205
Unrealized (gain) loss on foreign currency contracts	(190)	(2,112)	393	169	(1,740)
Other permitted non-cash charges	307	916	287	—	1,510
Permitted acquisition related expenses	43	391	809	2,424	3,667
Permitted non-recurring charges	710	673	2,825	1,331	5,539
Pro forma Filament adjustment	—	—	3,326	10,605	13,931
Twelve Months ended September 30, 2018, Pro forma projected synergies	—	—	—	—	9,423

Consolidated adjusted EBITDA, before limitations	$22,722	$3,910	$(529)	$29,767	$65,293
Permitted non-recurring charge limitation					(508)

Consolidated adjusted EBITDA					$64,785

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, impairment of goodwill, stock compensation expense, unrealized (gain) loss on foreign currency contracts, permitted non-recurring charges such as severance expense, warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash purchase accounting adjustment to step-up the fair value of acquired inventory. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through September 30, 2018 or expected to be taken as of September 30, 2018, net of the benefits realized.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands – except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) as reported	$5,948	$4,330	$(11,707)	$903
Adjustments:
Acquisition related expenses	43	166	1,243	192
Restructuring expenses	552	272	1,353	526
Severance expense	—	—	—	155
Integration charges	103	—	248	—
Warehouse relocation	55	—	2,607	—
Loss on early retirement of debt	—	—	66	110
Non-cash purchase accounting charges	307	—	1,510	—
Unrealized (gain) loss on foreign currency contracts	(190)	897	(1,909)	2,648
Impairment of goodwill	2,205	—	2,205	—
Deferred tax for foreign currency translation for Grupo Vasconia	(581)	127	(275)	(238)
Income tax effect on adjustments	(218)	(291)	(1,080)	(794)

Adjusted net income (loss)	$8,224	$5,501	$(5,739)	$3,502

Adjusted diluted income (loss) per common share	$0.40	$0.37	$(0.30)	$0.24

Adjusted net income (loss) in the three and nine months ended September 30, 2018 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses, loss on retirement of debt, non-cash purchase accounting charges, the unrealized gain on foreign currency contracts, impairment and the deferred tax for foreign currency translation for Grupo Vasconia. Adjusted net income in the three and nine months ended September 30, 2017 excludes acquisition related expenses, restructuring expenses, severance expense, the unrealized loss on foreign currency contracts and the deferred tax for foreign currency translation for Grupo Vasconia.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported			Constant Currency (1)
	Three Months Ended			Three Months Ended				Year-Over-Year
	September 30,			September 30,				Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$178,518	$137,096	$41,422	$178,518	$137,079	$41,439	$(17)	30.2%	30.2%	—%
International	22,460	25,330	(2,870)	22,460	25,162	(2,702)	(168)	(10.7)%	(11.3)%	(0.6)%
Retail Direct	8,470	3,531	4,939	8,470	3,531	4,939	—	139.9%	139.9%	—%

Total net sales	$209,448	$165,957	$43,491	$209,448	$165,772	$43,676	$(185)	26.3%	26.2%	(0.1)%

	As Reported			Constant Currency (1)
	Nine Months Ended			Nine Months Ended				Year-Over-Year
	September 30,			September 30,				Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$393,661	$319,258	$74,403	$393,661	$319,294	$74,367	$36	23.3%	23.3%	—%
International	63,389	65,923	(2,534)	63,389	69,612	(6,223)	3,689	(8.9)%	(3.8)%	5.1%
Retail Direct	19,218	11,525	7,693	19,218	11,525	7,693	—	66.8%	66.8%	—%

Total net sales	$476,268	$396,706	$79,562	$476,268	$400,431	$75,837	$3,725	18.9%	20.1%	1.2%

(1)

“Constant Currency” is determined by applying the 2018 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.